Exhibit 99.2

NEWS RELEASE

IMMEDIATE RELEASE

DATE: January 20, 2015

MEDIA CONTACT: Dan Lombardo, Inland American Real Estate Trust, Inc.

630-570-0605 or dan.lombardo@inlandamerican.com

INLAND AMERICAN BOARD OF DIRECTORS APPROVES SPIN-OFF OF XENIA HOTELS & RESORTS, INC.

Inland Anticipates the Separation of Xenia to occur on February 3, 2015 with a listing on the NYSE to follow on February 4, 2015 for Xenia

Oak Brook, Ill. – Inland American Real Estate Trust, Inc. (“Inland American”) today announced that its Board of Directors has formally authorized the distribution of 95% of the shares of common stock of Xenia Hotels & Resorts, Inc. (“Xenia”), a wholly owned subsidiary of Inland American, to its stockholders. Following the distribution, Xenia will be a self-managed, publicly traded real estate investment trust (“REIT”) listed on the New York Stock Exchange (“NYSE”) under the symbol (“XHR”) focused on investing in premium full service, lifestyle and urban upscale hotels in the top 25 U.S. lodging markets and key leisure destinations throughout the United States.

The distribution of shares of Xenia common stock is expected to occur on February 3, 2015 (the “Distribution Date”) by way of a taxable, pro rata distribution to Inland American stockholders. Each Inland American stockholder will be entitled to receive one Xenia common share for every eight shares of Inland American common stock held as of the close of business on January 20, 2015 (the “Record Date”). Fractional shares of Xenia will not be delivered, and instead Inland American stockholders will receive cash in lieu of any fractional shares they would otherwise be entitled to receive in the distribution. Inland American stockholders are not required to take any action to receive the shares of Xenia common stock in the distribution, and they will not be required to surrender or exchange their Inland American shares.

The completion of the distribution remains subject to certain conditions, as set forth in the Separation and Distribution Agreement filed as an exhibit to Xenia’s Registration Statement on Form 10 (as amended, the “Registration Statement”), including the Securities and Exchange Commission declaring effective the Registration Statement, which occurred today, and the ability of the Inland American Board of Directors to modify or abandon the distribution.

Shares of Xenia common stock distributed in the distribution will be issued in book-entry form. No physical share certificates of Xenia will be issued. An information statement containing the details of the separation and important information about Xenia will be mailed to Inland American stockholders prior to the Distribution Date.

NEWS RELEASE

Inland American stockholders are encouraged to consult their financial advisors and tax advisors regarding the particular consequences of the distribution in their situation, including, without limitation, the implication of selling Inland American common stock on or prior to the Distribution Date and the applicability and effect of any U.S. federal, state, local and foreign tax laws.

Advisors

Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as financial advisors to Inland American in relation to the spin-off and Latham & Watkins LLP is acting as legal counsel and Hunton & Williams LLP is acting as special tax counsel to Inland American.

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About Inland American Real Estate Trust, Inc.

Inland American Real Estate Trust, Inc. manages a large portfolio of commercial real estate assets with a focus on three asset classes - lodging, multi-tenant retail and student housing. As of September 30, 2014 Inland American owned 203 properties, representing approximately 23.5 million square feet of retail, industrial and office space, 8,318 student housing beds and 12,797 hotel rooms. For further information regarding Inland American, please refer to the company website at www.inlandamerican.com.

Forward-Looking Statements Disclaimer

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans and strategies and future events, including the spin-off of our subsidiary Xenia Hotels & Resorts, Inc. (“Xenia”) and the listing of Xenia’s shares on the New York Stock Exchange; the anticipated record date, distribution date and listing date for shares of Xenia common stock on the NYSE, among other things, each of which involve known and unknown risks that are difficult to predict. As a result, our and Xenia’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, if Xenia fails to meet the NYSE listing requirements as of the listing date; our current expectations with respect to the timing of the potential spin-off and/or the potential failure to satisfy certain closing conditions with respect to the transaction; Inland American’s board of directors may determine that the completion of the spin-off is not in our best interests and determine not to consummate the spin-off; Xenia’s ability (or lack thereof) to operate successfully as a self-managed REIT, effectively grow its business through operational flexibility and efficient deployment of resources and access capital markets; and other risks as described in the registration statement on Form 10. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Item 1A. Risk Factors” and “Forward Looking Statements” of Xenia in Xenia’s Registration Statement. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this

NEWS RELEASE

letter. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.